UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2007

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

207 Piaget Avenue
Clifton, NJ 07011
(973) 340-6000
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2007, Smart Energy Solutions, Inc. (the “Company”) entered into a separate letter agreement with each of the following, newly-appointed directors of the Company (each, a “Director”): Guy Moshe, Michael Ben-Ari, and Pete Mateja (who is also the Company’s Chief Executive Officer). The terms of each letter agreement are identical. Pursuant to the letter agreement, each Director agreed to serve as a director of the Company until the next annual meeting of the Company’s shareholders. Each of such persons may be removed from his position at any time by the affirmative vote of the majority of the Company’s directors or the affirmative vote of the majority of the Company’s shareholders. He may resign at any time.

As compensation for his services, each such Director shall be paid $4,000 for each year that he serves as director. In addition, he shall be paid $1,000 for each board or committee meeting at which he is physically present. He shall also receive 540,000 common stock purchase options, which shall vest on a quarterly basis over the three year period following the date of the letter agreement, so that 45,000 common stock purchase options shall vest every three months during such period. Each such common stock purchase option shall entitle the holder thereof to purchase one share of the common stock of the Company for a price of $0.35 per share, and it shall be exercisable for three years after the date that such option vests. If the Company undergoes a change in control, all stock options shall vest automatically upon the date of such change in control.

Pursuant to the letter agreement, the Company agreed to indemnify the Director to the fullest extent permitted by law and the by-laws of the Company for all expenses, costs, liabilities and legal fees which the Director may incur in the discharge of his duties thereunder. Notwithstanding the foregoing, the Director shall not be entitled to any indemnification with respect to any claim arising directly or indirectly if (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, (ii) he gained any financial profit or other advantage to which he was not legally entitled, (iii) he made profits from the purchase or sale of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 or similar provisions of any state, or (iv) payment by the Company under the letter agreement is not permitted by applicable law. The Company also agreed to reimburse the Director for any reasonable legal fees which he may have incurred in connection with the negotiation and consummation of the letter agreement.

For all the terms and conditions of the letter agreements, reference is hereby made to such agreements annexed hereto as Exhibits 10.1, 10.2, and 10.3. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 26, 2007, Amir Uziel resigned from his position as a director of the Company.

On February 26, 2007, the board of directors of the Registrant appointed each of the following persons as a director of the Company: Guy Moshe, Michael Ben-Ari, and Pete Mateja. There are no arrangements or understandings between any of such new directors and any other persons pursuant to which such new directors were appointed as directors. Set forth below are each new director’s principal occupations or employment for the past five years and all transactions since January 1, 2005, or any proposed transactions, in which the Company was or is to be a party, in which such new director had or is to have a direct or indirect material interest.

Guy Moshe

Guy Moshe obtained his BSC in Electrical Engineering from Technion, Israel Institute of Technology in Haifa, Israel. From 2004 until 2007, he served as the Executive Director of Mentor Graphics, based in Wilsonville, Oregon. Mr. Moshe also served as Executive Director for the Mentor Development Center in Israel, where he established the Mentor Design Center and managed the ESL business in the DCS division. From 2002 until 2004, he was President and CEO of Summit Design, Inc., of Burlington, MA, and General Manager of Summit Israel and Acting Vice President for World Wide Sales.

Mr. Moshe is not a director in any other reporting companies. Mr. Moshe has not been affiliated with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company. There were no transactions since January 1, 2005, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Moshe had or is to have a direct or indirect material interest.

Michael Ben-Ari

Michael Ben-Ari (Greenfield) holds an MBA in finance and marketing from Tel Aviv University and a BA from Brandeis University. He has over 15 years experience in the international financial services industry, and brings extensive management experience, including financing, banking and marketing skills developed in previously held positions. Mr. Ben-Ari is presently a director of Brainstorm Cell Therapeutics Inc., an SEC reporting company. In 1999, he established EGFE, Ltd., a company specializing in alternative investments for international clients, and has been its sole owner and manager since such date. Prior to founding EGFE, he held management positions in Bank Leumi, Israel's second largest bank, and in Supersol, Israel's second largest supermarket chain.

Mr. Ben-Ari is not a director in any other reporting companies. Mr. Ben-Ari has not been affiliated with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company.

Set forth below are all the transactions since January 1, 2005, or any proposed transactions, in which the Company was or is to be a party, in which Mr. Ben-Ari had or is to have a direct or indirect material interest.

On September 28, 2006, Mr. Ben-Ari purchased 285,174 shares of the Company’s common stock in consideration for the payment of $0.35 per share, amounting in the aggregate to $100,000.

On May 22, 2006, the Company issued to EGFE, Ltd. two convertible promissory notes, each in the principal amount of $500,000. As described above, Mr. Ben-Ari is the sole owner and manager of EGFE, Ltd. In consideration therefor, EGFE agreed to pay to the Company an aggregate of $1,000,000. Interest on each note will accrue at the rate of 15% per annum. The entire principal sum and all accrued interest due under each note shall be paid on the maturity date of the respective note. The maturity date of one of the notes was originally June 4, 2007, but such note was amended on March 6, 2007 for the purpose of extending the maturity date to June 4, 2008. The maturity date of the other Note was originally May 24, 2007, but such note was amended on March 6, 2007 for the purpose of extending the maturity date to May 24, 2008. Pursuant to each promissory note, EGFE has the right, at its option, to convert the outstanding principal and interest due under the promissory notes to shares of the Company's common stock. The number of shares of common stock that shall be issued upon conversion will be calculated by dividing the amount of outstanding principal and interest that EGFE elects to convert by the conversion price specified therein. The conversion price will be calculated as follows: (1) if the Company is not in default under the terms of the note, the conversion price shall be equal to 95% of the average of the last bid and ask price of the common stock as quoted on the Over-The-Counter-Bulletin -Board or such other exchange where the common stock is quoted or listed for the five trading days preceding EGFE's election to convert; or (2) if the Company is in default under the terms of the Note, the conversion price shall be equal to 50% of the of the average of the last bid and ask price of the common stock as quoted on the Over-The-Counter-Bulletin -Board or such other exchange where the common stock is quoted or listed for the five trading days preceding EGFE, Ltd.'s election to convert.

On September 14, 2006, the Company issued to EGFE, Ltd. a demand promissory note, in the principal amount of $500,000. In consideration therefor, EGFE, Ltd. loaned $500,000 to the Company. Interest on such promissory note will accrue at the rate of 12% per year. On March 6, 2007, such note was amended and restated for the purpose of providing that the entire principal sum and all accrued interest due under the promissory note shall be paid on September 30, 2007.

During the three months ended September 30, 2006, the Company issued 142,857 shares of common stock to EGFE, Ltd. Such shares were issued in connection with the promissory note, dated May 22, 2006 and amended on March 6, 2007, in the principal amount of $500,000, issued by the Company to EGFE, Ltd.

On December 24, 2006, the Company entered into a Corporate Advisory Services Agreement with Pink Carnation, Ltd. Mr. Ben-Ari has an ownership interest in Pink Carnation, Ltd. Pursuant to such agreement, the Company agreed to engage Pink Carnation Ltd. as a consultant for a one year period expiring on December 24, 2007. The term of the agreement will be renewed for successive one year periods unless either party thereto provides written notice of its intent not to renew at least 30 days prior to the expiration of the term. The consulting services to be rendered by Pink Carnation Ltd. pursuant thereto include the following: identifying business opportunities; identifying potential suitable acquisitions for the Company; advising the Company with respect to its corporate development; and introducing the Company to certain of its contacts. As compensation for such services, the Company agreed to issue 267,857 shares of its common stock to Pink Carnation Ltd.

On February 5, 2007, the Company agreed to issue 66,667 shares of its common stock to Pink Carnation Ltd. pursuant to a Regulation S Subscription Agreement dated as of such date. In consideration therefor, Pink Carnation Ltd. paid to the Company $0.30 per share, amounting in the aggregate to $20,000.

Pete Mateja

Pete Mateja has been serving as our Chief Executive Officer since October 3, 2005. Mr. Mateja was the President and Chief Executive Officer of Home and Park Motorhomes, a manufacturer of camper vans having revenues exceeding $100,000,000. Mr. Mateja has been president and chief executive officer and has held general management positions in automotive, medium and heavy duty truck, RV, fire truck and body building manufacturers as well as industrial manufacturers. He has led companies to significant revenue, market share and earnings improvements. Mr. Mateja has led manufacturers such as Navistar International Corporation Canada, E - One Canada, Amerock Canada and SuperPac/Frink. He is also a former president of the Automotive Parts' Manufacturers' Association. Mr. Mateja is not a director in any other reporting companies. Mr. Mateja has not been affiliated with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company.

Except for the Consulting Agreement, dated October 3, 2005, between Mr. Mateja and our Company, there were no transactions since January 1, 2005, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Mateja had or is to have a direct or indirect material interest. On October 3, 2005, the Company entered into a Consulting Agreement with Peter Mateja, pursuant to which Mr. Mateja was engaged as the Chief Executive Officer of the Company. As compensation for his services, Mr. Mateja will receive an annual base salary of $150,000 and an annual bonus of up to $50,000 based on the Company's performance and meeting established objectives which shall be submitted by Mr. Mateja and approved by the Company's board of directors. In addition, the Company granted to Mr. Mateja 3,000,000 stock options, each of which gives Mr. Mateja the right to purchase one share of the Company's common stock for $0.15. Such stock options shall vest pro ratably every three months over the three year period commencing three months from October 3, 2005. The vested stock options shall be exercisable until the earlier of five years after vesting or 365 days after Mr. Mateja's termination. All remaining stock options shall automatically vest upon the Company's change in control. The term of the Consulting Agreement was for one year, commencing on the date thereof.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.	Not applicable
(b)	Pro forma financial information.	Not applicable
(c)	Exhibits:

Exhibit 10.1	Letter Agreement, dated March 19, 2007, between the Company and
Moshe Guy
Exhibit 10.2	Letter Agreement, dated March 19, 2007, between the Company and
Michael Ben-Ari
Exhibit 10.3	Letter Agreement, dated March 19, 2007, between the Company and
Pete Mateja

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: March 23, 2007	By:	/s/ Pete Mateja
	Name:	Pete Mateja
	Title:	Chief Executive Officer